Exhibit 99.1

News Release

NUCOR ACQUIRES OVER 96% OF HARRIS STEEL GROUP INC. SHARES

CHARLOTTE, NORTH CAROLINA and TORONTO, ONTARIO; March 2, 2007 – Nucor Corporation (“Nucor”) (NYSE: NUE) and Harris Steel Group Inc. (“Harris Steel”) (TSX: HSG) announced that as of 12:30 a.m. (Toronto time) on March 2, 2007, 25,998,212 common shares of Harris Steel, including shares deposited by guaranteed delivery, were deposited to the offer (the “Offer”) made by a wholly owned indirect subsidiary of Nucor, to acquire all of the issued and outstanding common shares of Harris Steel for C$46.25 in cash per Harris Steel common share.

All of the conditions of the Offer were satisfied prior to the expiration of the Offer, and Nucor has taken up all of the Harris Steel common shares that were validly deposited to the Offer. Payment for such Harris Steel common shares in the amount of C$1,202,417,305 is expected to be made as soon as practicable and in any event by no later than Wednesday, March 7, 2007. Nucor now beneficially owns 25,998,212 common shares of Harris Steel or over 96% of the issued and outstanding common shares of Harris Steel.

In accordance with its stated purpose of acquiring all of the outstanding shares of Harris Steel, Nucor intends, as soon as permitted, to exercise its right to acquire the remaining Harris Steel common shares by means of a statutory compulsory acquisition under Section 188 of the Business Corporations Act (Ontario).

Nucor and Harris Steel have agreed to cooperate to enable Nucor to elect or appoint as soon as possible, and from time to time as Nucor may acquire additional shares of Harris Steel, such number of directors of Harris Steel as is proportionate to Nucor’s percentage shareholdings of Harris Steel.

Upon completion of the steps to acquire the remaining outstanding Harris Steel common shares, Nucor intends to delist the shares from the Toronto Stock Exchange and to cause Harris Steel to cease to be a reporting issuer.

Harris Steel has several business units: Harris Rebar, which is involved in the fabrication and placing of concrete reinforcing steel and the design and installation of concrete post-tensioning systems; Laurel Steel, which is a manufacturer and distributor of wire and wire products, welded wire mesh and cold finished bar; and Fisher & Ludlow, which is a manufacturer and distributor of heavy industrial steel grating, aluminum grating and expanded metal. These operations serve customers throughout Canada and the United States. Harris Steel also participates in steel trading on a worldwide basis through Novosteel (owned 75% by Harris), and in the distribution of reinforcing steel and allied products to customers in the United States through Harris Supply Solutions. Harris Steel employs approximately 3,000 people throughout its organization.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211
Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

NUCOR ACQUIRES OVER 96% OF HARRIS STEEL GROUP INC. SHARES (Continued)

Nucor and affiliates are manufacturers of steel products, with operating facilities in nineteen states. Products produced are: carbon and alloy steel – in bars, beams, sheet and plate; steel joists and joist girders; steel deck; cold finished steel; steel fasteners; metal building systems; and light gauge steel framing. Nucor is the largest recycler in the United States.

Certain statements contained in this news release in respect of Nucor are “forward-looking statements” that involve risks and uncertainties. Factors that might cause Nucor’s actual results to differ materially from those anticipated in forward-looking statements are outlined in Nucor’s regulatory filings with the Securities and Exchange Commission, including those in Nucor’s Annual Report on Form 10-K for the year ended December 31, 2006. The forward-looking statements in respect of Nucor contained in this news release speak only as of this date, and Nucor does not assume any obligation to update them.

For further information from Harris Steel, please contact:

John Harris, CEO and Chairman

905-662-0611

or

Flora Wood, Investor Relations

416-590-9547 or toll free 1-866-585-0089

E-mail: flora@harrissteel.com

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211
Phone 704-366-7000 Fax 704-362-4208 www.nucor.com